Plexus Announces Fiscal First Quarter Financial Results
NEENAH, WI – January 26, 2022 - Plexus Corp. (NASDAQ: PLXS) today announced financial results for our fiscal first quarter ended January 1, 2022, and guidance for our fiscal second quarter ending April 2, 2022.
•Reports fiscal first quarter revenue of $817 million, GAAP operating margin of 3.7% and GAAP diluted EPS of $0.82, including $0.22 of stock-based compensation expense and $0.06 of restructuring charges
•Initiates fiscal second quarter revenue guidance of $820 to $860 million with GAAP diluted EPS of $0.76 to $0.92, including $0.23 of stock-based compensation expense

	Three Months Ended
	Jan 1, 2022	Jan 1, 2022	Apr 2, 2022
	Q1F22 Results	Q1F22 Preliminary Results (3)	Q2F22 Guidance
Summary GAAP Items
Revenue (in millions)	$817	$815 to $820	$820 to $860
Operating margin	3.7%		3.6% to 4.0%
Diluted EPS (1)	$0.82	$0.80 to $0.84	$0.76 to $0.92

Summary Non-GAAP Items (2)
Return on invested capital (ROIC)	10.0%
Economic return	0.7%

(1)	Includes stock-based compensation expense of $0.22 for Q1F22 results, $0.22 for Q1F22 preliminary results and $0.23 for Q2F22 guidance.
(2)	Refer to Non-GAAP Supplemental Information in Tables 1 and 2 for non-GAAP financial measures and a reconciliation to GAAP.
(3)	Preliminary results issued on January 18, 2022; guidance provided on October 27, 2021, was revenue of $825 to $865 million and GAAP diluted EPS of $1.01 to $1.17, including $0.21 of stock based compensation expense.
Fiscal First Quarter 2022 Information
•Won 41 manufacturing programs during the quarter representing $271 million in annualized revenue when fully ramped into production
•Trailing four quarter manufacturing wins total $1.1 billion in annualized revenue when fully ramped into production
•Purchased $10.2 million of our shares at an average price of $91.74 per share under our share repurchase program. $36.7 million of our current $50 million authorization remains available to repurchase shares.

Todd Kelsey, CEO, commented, "Fiscal first quarter revenue of $817 million and GAAP diluted EPS of $0.82 were consistent with our preliminary results issued on January 18, 2022, which reflected the impact from unanticipated supply chain constraints in the Americas region that worsened in the final weeks of the quarter."

Mr. Kelsey continued, "Strong manufacturing program win performance, a multi-year high in the value of engineering wins and expansion of an already robust funnel of qualified manufacturing opportunities represented notable successes in the fiscal first quarter. Our trailing four-quarter new manufacturing program wins expanded 7% year over year to a record of $1.1 billion. Additionally, our funnel of qualified manufacturing opportunities reached an all-time high of $3.3 billion. The significant quantity of new engineering engagements, expansion in our funnel of manufacturing opportunities and acceleration in our win rate positions us to sustain our program wins momentum and supports our long-term revenue growth goal.”

Mr. Kelsey further commented, "We are guiding fiscal second quarter revenue of $820 to $860 million, which reflects the supply chain constraints that are again limiting our ability to meet robust customer demand. In addition, profitability will remain pressured given the operating infrastructure in place to support the strong customer forecasts and a seasonal increase in compensation costs. As such, we are guiding GAAP operating margin of 3.6% to 4.0% and GAAP EPS $0.76 to $0.92.”

Mr. Kelsey concluded, "We are committed to delivering upon our goals of 9% to 12% annual revenue growth with 5.5% GAAP operating margin and 15% ROIC over the long-term. We anticipate sequential improvement in revenue and GAAP EPS through the remainder of fiscal 2022, supported by new program ramps, as we progress toward these goals.”

Quarterly Comparison	Three Months Ended
(in thousands, except EPS)	Jan 1, 2022	Oct 2, 2021	Jan 2, 2021
Revenue	$817,456	$843,238	$830,355
Gross profit	69,996	78,967	79,277
Operating income	30,473	42,342	46,866
Net income	23,423	33,341	36,199
Diluted EPS	$0.82	$1.16	$1.23

Gross margin	8.6%	9.4%	9.5%
Operating margin	3.7%	5.0%	5.6%

ROIC (1)	10.0%	15.4%	16.3%
Economic return (1)	0.7%	7.3%	8.2%

(1) Refer to Non-GAAP Supplemental Information in Tables 1 and 2 for non-GAAP financial measures discussed and/or disclosed in this release, such as adjusted operating margin, adjusted net income, adjusted diluted EPS, ROIC and economic return, and a reconciliation of these measures to their comparable GAAP measures.

Business Segment and Market Sector Revenue
Plexus measures operational performance and allocates resources on a geographic segment basis. Plexus also reports revenue based on the market sector breakout set forth in the table below, which reflects Plexus’ market sector focused strategy. Top 10 customers comprised 56% of revenue during both the first quarter of fiscal 2022 and the fourth quarter of fiscal 2021, up one percentage point from the first quarter of fiscal 2021 where the top 10 customers comprised 55% of revenue.

Business Segments ($ in millions)	Three Months Ended
	Jan 1, 2022	Oct 2, 2021	Jan 2, 2021
Americas	$277	$307	$327
Asia-Pacific	491	494	451
Europe, Middle East, and Africa	73	74	79
Elimination of inter-segment sales	(24)	(32)	(27)
Total Revenue	$817	$843	$830

Market Sectors ($ in millions)	Three Months Ended
	Jan 1, 2022		Oct 2, 2021		Jan 2, 2021
Industrial	$364	45%	$392	46%	$378	46%
Healthcare/Life Sciences	344	42%	333	40%	319	38%
Aerospace/Defense	109	13%	118	14%	133	16%
Total Revenue	$817		$843		$830

Non-GAAP Supplemental Information
Plexus provides non-GAAP supplemental information, such as ROIC, economic return and free cash flow, because such measures are used for internal management goals and decision making, and because they provide management and investors with additional insight into financial performance. In addition, management uses these and other non-GAAP measures, such as adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted EPS, to provide a better understanding of core performance for purposes of period-to-period comparisons. Plexus believes that these measures are also useful to investors because they provide further insight by eliminating the effect of non-recurring items that are not reflective of continuing operations. For a full reconciliation of non-GAAP measures to comparable GAAP measures, please refer to the attached Non-GAAP Supplemental Information Tables.

ROIC and Economic Return
ROIC for the first quarter of fiscal 2022 was 10.0%. Plexus defines ROIC as tax-effected annualized adjusted operating income divided by average invested capital over a two-quarter period for the first fiscal quarter. Invested capital is defined as equity plus debt and operating lease obligations, less cash and cash equivalents. Plexus' weighted average cost of capital for fiscal 2022 is 9.3%. ROIC for the first quarter of fiscal 2022 less Plexus’ weighted average cost of capital resulted in an economic return of 0.7%.

Free Cash Flow
Plexus defines free cash flow as cash flows provided by operations less capital expenditures. For the three months ended January 1, 2022, cash flows used in operations was $89.0 million, less capital expenditures of $33.2 million, resulting in negative free cash flow of $122.2 million.

Cash Cycle Days	Three Months Ended
	Jan 1, 2022	Oct 2, 2021	Jan 2, 2021
Days in Accounts Receivable	66	56	53
Days in Contract Assets	12	13	12
Days in Inventory	145	116	93
Days in Accounts Payable	(87)	(76)	(59)
Days in Cash Deposits	(33)	(24)	(19)
Annualized Cash Cycle *	103	85	80
* We calculate cash cycle as the sum of days in accounts receivable, days in contract assets and days in inventory, less days in accounts payable and days in cash deposits.

Conference Call and Webcast Information

What:	Plexus Fiscal 2022 Q1 Earnings Conference Call and Webcast
When:	Thursday, January 27, 2022 at 8:30 a.m. Eastern Time
Where:
Participants are encouraged to join the live webcast at the investor relations section of the Plexus website, https://plexus.gcs-web.com/events-and-presentations/upcoming-events, where a slide presentation reviewing fiscal first quarter 2022 results will also be made available ahead of the conference call.

Conference Call: +1.866.922.5180 with passcode: 3582506

Replay:	The webcast will be archived on the Plexus website and available via telephone replay at +1.855.859.2056 or +1.404.537.3406 with passcode: 3582506

Investor and Media Contact
Shawn Harrison
+1.920.969.6325
shawn.harrison@plexus.com
About Plexus
Since 1979, Plexus has been partnering with companies to create the products that build a better world. We are a team of over 19,000 individuals who are dedicated to providing Design and Development, Supply Chain Solutions, New Product Introduction, Manufacturing and Aftermarket Services. Plexus is a global leader that specializes in serving customers in industries with highly complex products and demanding regulatory environments. Plexus delivers customer service excellence to leading companies by providing innovative, comprehensive solutions throughout a product’s lifecycle. For more information about Plexus, visit our website at www.plexus.com.
Safe Harbor and Fair Disclosure Statement
The statements contained in this press release that are guidance or which are not historical facts (such as statements in the future tense and statements including believe, expect, intend, plan, anticipate, goal, target and similar terms and concepts), including all discussions of periods which are not yet completed, are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include the evolving effect, which may intensify, of COVID-19 on our employees, customers, suppliers, and logistics providers, including the impact of governmental actions being taken to curtail the spread of the virus. Other risks and uncertainties include, but are not limited to: the effect of inflationary pressures on our costs of production, profitability, and on the economic outlook of our markets; the effects of shortages and delays in obtaining components as a result of economic cycles, natural disasters or otherwise; the risk of customer delays, changes, cancellations or forecast inaccuracies in both ongoing and new programs; the lack of visibility of future orders, particularly in view of changing economic conditions; the economic performance of the industries, sectors and customers we serve; the effects of tariffs, trade disputes, trade agreements and other trade protection measures; the effects of the volume of revenue from certain sectors or programs on our margins in particular periods; our ability to secure new customers, maintain our current customer base and deliver product on a timely basis; the risks of concentration of work for certain customers; the particular risks relative to new or recent customers, programs or services, which risks include customer and other delays, start-up costs, potential inability to execute, the establishment of appropriate terms of agreements, and the lack of a track record of order volume and timing; the effects of start-up costs of new programs and facilities or the costs associated with the closure or consolidation of facilities; possible unexpected costs and operating disruption in transitioning programs, including transitions between Company facilities; the risk that new program wins and/or customer demand may not result in the expected revenue or profitability; the fact that customer orders may not lead to long-term relationships; our ability to manage successfully and execute a complex business model characterized by high product mix and demanding quality, regulatory, and other requirements; the risks associated with excess and obsolete inventory, including the risk that inventory purchased on behalf of our customers may not be consumed or otherwise paid for by the customer, resulting in an inventory write-off; risks related to information technology systems and data security; the ability to realize anticipated savings from restructuring or similar actions, as well as the adequacy of related charges as compared to actual expenses; increasing regulatory and compliance requirements; the effects of U.S. Tax Reform, any tax law changes as a result of change in U.S. presidential administration, and of related foreign jurisdiction tax developments; current or potential future barriers to the repatriation of funds that are currently held outside of the United States as a result of actions taken by other countries or otherwise; the potential effects of jurisdictional results on our taxes, tax rates, and our ability to use deferred tax assets and net operating losses; the weakness of areas of the global economy; the effect of changes in the pricing and margins of products; raw materials and component cost fluctuations; the potential effect of fluctuations in the value of the currencies in which we transact business; the effects of changes in economic conditions, political conditions and tax matters in the United States and in the other countries in which we do business (including as a result of the United Kingdom’s exit from the European Union); the potential effect of other world or local events or other events outside our control (such as changes in energy prices, terrorism, global health epidemics and weather events); the impact of increased competition; an inability to successfully manage human capital; changes in financial accounting standards; and other risks detailed herein and in our other Securities and Exchange Commission filings, particularly in Risk Factors contained in our fiscal 2021 Form 10-K and subsequently filed quarterly reports on Form 10-Q.

PLEXUS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	Jan 1,	Jan 2,
	2022	2021
Net sales	$817,456	$830,355
Cost of sales	747,460	751,078
Gross profit	69,996	79,277
Operating expenses:
Selling and administrative expenses	37,502	32,411
Restructuring and impairment charges	2,021	—
Operating income	30,473	46,866
Other income (expense):
Interest expense	(3,046)	(4,086)
Interest income	271	374
Miscellaneous, net	(923)	(1,518)
Income before income taxes	26,775	41,636
Income tax expense	3,352	5,437
Net income	$23,423	$36,199
Earnings per share:
Basic	$0.84	$1.25
Diluted	$0.82	$1.23
Weighted average shares outstanding:
Basic	28,018	28,861
Diluted	28,709	29,539

PLEXUS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	Jan 1,	Oct 2,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$217,067	$270,172
Restricted cash	1,324	341
Accounts receivable	589,253	519,684
Contract assets	105,450	115,283
Inventories	1,185,915	972,312
Prepaid expenses and other	62,470	53,094
Total current assets	2,161,479	1,930,886
Property, plant and equipment, net	414,981	395,094
Operating lease right-of-use assets	69,519	72,087
Deferred income taxes	27,346	27,385
Other assets	36,321	36,441
Total non-current assets	548,167	531,007
Total assets	$2,709,646	$2,461,893

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and finance lease obligations	$151,417	$66,313
Accounts payable	711,248	634,969
Customer deposits	265,759	204,985
Accrued salaries and wages	57,221	75,394
Other accrued liabilities	180,840	147,042
Total current liabilities	1,366,485	1,128,703
Long-term debt and finance lease obligations, net of current portion	187,075	187,033
Accrued income taxes payable	47,974	47,974
Long-term operating lease liabilities	36,343	37,970
Deferred income taxes	5,307	5,677
Other liabilities	22,367	26,304
Total non-current liabilities	299,066	304,958
Total liabilities	1,665,551	1,433,661
Shareholders’ equity:
Common stock, $.01 par value, 200,000 shares authorized,
53,909 and 53,849 shares issued, respectively,
and 27,997 and 28,047 shares outstanding, respectively	539	538
Additional paid-in-capital	642,654	639,778
Common stock held in treasury, at cost, 25,912 and 25,802, respectively	(1,053,222)	(1,043,091)
Retained earnings	1,457,414	1,433,991
Accumulated other comprehensive loss	(3,290)	(2,984)
Total shareholders’ equity	1,044,095	1,028,232
Total liabilities and shareholders’ equity	$2,709,646	$2,461,893

PLEXUS CORP. AND SUBSIDIARIES
NON-GAAP SUPPLEMENTAL INFORMATION Table 1
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	Jan 1,	Oct 2,	Jan 2,
	2022	2021	2021
Operating income, as reported	$30,473	$42,342	$46,866
Operating margin, as reported	3.7%	5.0%	5.6%

Non-GAAP adjustments:
Restructuring and impairment charges (1)	2,021	—	—
Adjusted operating income	$32,494	$42,342	$46,866
Adjusted operating margin	4.0%	5.0%	5.6%

Net income, as reported	$23,423	$33,341	$36,199

Non-GAAP adjustments:
Restructuring and impairment charges, net of tax (1)	1,809	—	—
Adjusted net income	$25,232	$33,341	$36,199

Diluted earnings per share, as reported	$0.82	$1.16	$1.23

Non-GAAP per share adjustments:
Restructuring and impairment charges, net of tax (1)	0.06	—	—
Adjusted diluted earnings per share	$0.88	$1.16	$1.23

(1)	During the three months ended January 1, 2022, restructuring and impairment charges of $2.0 million, or $1.8 million net of taxes, were primarily incurred for employee severance costs associated with a facility transition in our Asia-Pacific region.

PLEXUS CORP. AND SUBSIDIARIES
NON-GAAP SUPPLEMENTAL INFORMATION Table 2
(in thousands)
(unaudited)

ROIC and Economic Return Calculations	Three Months Ended		Twelve Months Ended		Three Months Ended
	Jan 1,		Oct 2,		Jan 2,
	2022		2021		2021
Operating income, as reported		$30,473		$176,268		$46,866
Restructuring and impairment charges	+	2,021	+	3,267	+	—
Adjusted operating income		$32,494		$179,535		$46,866
	x	4			x	4

Adjusted annualized operating income		$129,976		$179,535		$187,464
Adjusted effective tax rate	x	13%	x	13%	x	13%
Tax impact		16,897		23,340		24,370
Adjusted operating income (tax effected)		113,079		$156,195		$163,094

Average invested capital	÷	1,135,312	÷	$1,014,742	÷	$1,002,087

ROIC		10.0%		15.4%		16.3%
Weighted average cost of capital	-	9.3%	-	8.1%	-	8.1%
Economic return		0.7%		7.3%		8.2%

Average Invested Capital Calculations	Jan 1,	Oct 2,	Jul 3,	Apr 3,	Jan 2,	Oct 3,
	2022	2021	2021	2021	2021	2020
Equity	$1,044,095	$1,028,232	$1,020,450	$1,013,952	$1,006,959	$977,480
Plus:
Debt and finance lease obligations - current	151,417	66,313	60,468	50,229	148,408	146,829
Operating lease obligations - current (1)	9,507	9,877	9,130	9,314	9,351	7,724
Debt and finance lease obligations - long-term	187,075	187,033	187,690	188,730	188,148	187,975
Operating lease obligations - long-term	36,343	37,970	33,193	34,751	37,052	36,779
Less:
Cash and cash equivalents	(217,067)	(270,172)	(303,255)	(294,370)	(356,724)	(385,807)
	$1,211,370	$1,059,253	$1,007,676	$1,002,606	$1,033,194	$970,980

(1)	Included in other accrued liabilities on the Condensed Consolidated Balance Sheets.